Exhibit 99.1
For more information contact:
Jennifer Moreno
Executive Director, Investor Relations
312.573.5634
jmoreno@navigantconsulting.com
NAVIGANT CONSULTING, INC. REPORTS FIRST QUARTER 2010 RESULTS
•	Net income increased $1 million year over year to $6 million for first quarter 2010. GAAP earnings per share totaled $0.13 for first quarter 2010 compared to $0.11 for first quarter 2009. Adjusted earnings per share (adjusted to exclude the net income impact from severance and other operating costs) was $0.14 for first quarter 2010 compared to $0.16 for first quarter 2009.

•	Revenue before reimbursements (RBR) for first quarter 2010 was $154 million compared to $153 million for fourth quarter 2009 and $167 million for first quarter 2009.

•	Utilization was 77% for first quarter 2010, compared to 76% for fourth quarter 2009 and 75% for first quarter 2009. Average bill rate improved in first quarter 2010 to $264, up from $260 in fourth quarter 2009 and $252 in first quarter 2009.

•	Debt, net of cash, was $197 million, or 32% of capitalization, as of March 31, 2010, down from $254 million, or 41% of capitalization, a year ago.
CHICAGO, May 4, 2010 — Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions, today announced financial results for the first quarter ended March 31, 2010.
“Navigant’s first quarter results met our expectations and provide a solid start to the year,” stated William M. Goodyear, Chairman and Chief Executive Officer. “Given the rapidly evolving regulatory landscape, our growth practices of Disputes, Economics, Healthcare and Energy are increasingly generating attractive consulting opportunities. Navigant’s favorable trends in pricing and utilization are positive indicators of a gradually improving business climate. Credit crisis related consulting activity continues to expand and, coupled with recent signs of increased government regulatory intervention, we are optimistic that business will continue to build as the year progresses.”
First Quarter 2010 Results
The Company’s first quarter 2010 results are summarized as follows:

Total Company First Quarter Financial Results (1)

	Q1 2010	Q1 2009	Change	Q4 2009	Change
Revenue Before Reimbursements ($000)	$153,870	$167,212	-8.0%	$153,051	0.5%
Total Revenues ($000)	$173,550	$182,362	-4.8%	$173,958	-0.2%
Adjusted EBITDA excluding office consolidation and severance expense ($000)	$22,016	$25,059	-12.1%	$25,448	-13.5%
EBITDA ($000)	$21,180	$21,752	-2.6%	$19,013	11.4%
Net Income ($000)	$6,447	$5,433	18.7%	$4,789	34.6%
Earnings Per Share	$0.13	$0.11	18.2%	$0.10	30.0%
Adjusted Earnings Per Share excluding office consolidation and severance expense	$0.14	$0.16	-12.5%	$0.18	-22.2%
Average Billable FTEs	1,679	1,941	-13.5%	1,685	-0.4%
End of Period Billable FTEs	1,661	1,920	-13.5%	1,666	-0.3%
Consultant Utilization (1,850 base)	77%	75%	2.7%	76%	1.3%
Average Bill Rate (excluding success fees)	$264	$252	4.8%	$260	1.5%
DSO	83	87	-4.6%	78	6.4%

(1)	See the attached financial schedules for a reconciliation of EBITDA, Adjusted EBITDA and Adjusted Earnings per Share, excluding the net income impact of severance and other operating costs, to the closest GAAP measure.
Navigant’s first quarter 2010 RBR totaled $154 million, up slightly from $153 million in fourth quarter 2009 and down from $167 million in first quarter 2009. Year over year declines were the result of previously discussed service line redeployments and increased attrition that occurred in the Company’s west coast disputes practice in early 2010. Utilization increased modestly from fourth quarter 2009 and year ago levels, averaging 77% for first quarter 2010. Average bill rate also improved to $264 for first quarter 2010, up from $260 for fourth quarter 2009 and $252 for first quarter 2009. Average billable full time equivalents (FTEs) were essentially flat from fourth quarter 2009 to first quarter 2010, and were down 13% from first quarter 2009. The Company expects modest headcount growth over the remainder of 2010.
Navigant’s focus on cost management continues and its balance sheet remains strong. First quarter 2010 cost of services (before reimbursements) were $102 million versus $110 million for first quarter 2009, primarily reflecting the cost impact of staffing reductions and service line redeployments made in 2009. Year over year cost comparisons also benefited from lower severance costs. General and administrative expenses for first quarter 2010 were $30 million compared to $35 million for first quarter 2009. Lower depreciation, amortization and interest expense contributed to year over year improvements as well. Bad debt expense for first quarter 2010 was $2 million, a significant decline from $4 million for first quarter 2009. Additionally, days sales outstanding was 83 for first quarter 2010 compared to 87 for first quarter 2009.
Business Segment Highlights
First quarter 2010 financial results for the Company’s four business segments are summarized as follows:

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Business Segment First Quarter Financial Results (2)
	Q1 2010	Q1 2009	Change	Q4 2009	Change
Business Segment Revenues ($000)
Dispute and Investigative Services	$67,894	$77,496	-12.4%	$72,160	-5.9%
Business Consulting Services	66,250	73,516	-9.9%	67,419	-1.7%
International Consulting	20,797	17,303	20.2%	21,780	-4.5%
Economic Consulting	18,609	14,047	32.5%	12,599	47.7%

Total Company	$173,550	$182,362	-4.8%	$173,958	-0.2%

Business Segment Revenues before Reimbursements ($000)
Dispute and Investigative Services	$63,338	$71,903	-11.9%	$65,359	-3.1%
Business Consulting Services	57,399	66,906	-14.2%	58,717	-2.2%
International Consulting	16,145	15,516	4.1%	17,512	-7.8%
Economic Consulting	16,988	12,887	31.8%	11,463	48.2%

Total Company	$153,870	$167,212	-8.0%	$153,051	0.5%

Segment Operating Profit ($000)
Dispute and Investigative Services	$25,408	$28,234	-10.0%	$25,966	-2.1%
Business Consulting Services	19,017	23,452	-18.9%	18,881	0.7%
International Consulting	3,740	4,176	-10.4%	2,661	40.5%
Economic Consulting	6,296	4,644	35.6%	3,402	85.1%

Total Company	$54,461	$60,506	-10.0%	$50,910	7.0%

(2)	During the first quarter 2010 the Company repositioned certain service offerings within its four reporting segments. Prior year comparative segment data has been restated to be consistent with the current presentation. A company metrics summary including data by segment is available at www.navigantconsulting.com/investor_relations.
Navigant’s Dispute and Investigative Services segment reported RBR of $63 million for first quarter 2010, down 3% from fourth quarter 2009 and down 12% from a strong first quarter 2009. First quarter 2010 average billable FTEs were down 20% from first quarter 2009, reflecting market driven staffing reductions as well as increased voluntary attrition in the segment’s western region. Segment results also showed signs of market recovery, as evidenced by acceleration in credit market related litigation, traditional commercial litigation opportunities and international arbitration matters. Revenues for this segment are expected to strengthen as the year progresses, benefitting from success in senior talent acquisition.
Navigant’s Business Consulting Services segment reported RBR of $57 million for first quarter 2010, down 2% from fourth quarter 2009 and down 14% from first quarter 2009. Strong utilization of 80% for first quarter 2010 was offset by the wind down and realignment of certain non core services in 2009. The segment’s Healthcare and Energy teams represented over 72% of first quarter 2010 Business Consulting segment revenues, compared to 60% for first quarter 2009. Navigant’s Healthcare practice is being sought for advice as providers seek to determine the impact of healthcare reform and focus on improving performance and better managing revenues. Navigant’s Energy team has been experiencing steady demand for services related to renewables, energy efficiency and Smart Grid, and the integration of Summit Blue Consulting, which was acquired on December 31, 2009, is meeting expectations. Additionally, the segment’s Restructuring and Valuations teams continued to perform well in the first quarter 2010.
Navigant’s International Consulting segment reported RBR of $16 million for first quarter 2010, down 8% from fourth quarter 2009 but up 4% from first quarter 2009. First quarter 2010 utilization and revenues were adversely impacted by the settlement of a large client engagement within the Construction practice. All other service lines within the International Consulting segment generally performed well and achieved increased RBR for first quarter 2010, compared to first quarter 2009.
Navigant’s Economic Consulting segment achieved RBR of $17 million for first quarter 2010, an increase of 48% from fourth quarter 2009 and a 32% increase from first quarter 2009. This strong performance reflected bill rate

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improvements, outstanding utilization of 90%, and the acquisition of Empiris, LLC on January 20, 2010. Improvements in disputes and regulatory related activities are expected to positively impact new project opportunities in the months ahead.
2010 Outlook
Navigant confirmed its 2010 guidance originally issued on February 18, 2010. Total revenues for the year are expected to range from $700 million to $750 million, and adjusted earnings per share (excluding the net income impact from severance and other operating costs) are estimated to be between $0.75 and $0.85. This outlook excludes any potential impact from significant acquisitions or from further redeployments of lower growth service lines.
“We expect our growth initiatives to be increasingly reflected in our financial results as the year progresses,” stated Mr. Goodyear. “Focus on emerging market trends in our core service lines is a priority, as are strategic investments in these key areas to enable us to maximize our positioning in the marketplace.”
First Quarter 2010 Earnings Conference Call
Mr. Goodyear will host a conference call to discuss the Company’s first quarter 2010 financial results and 2010 outlook at 10:00 a.m. Eastern Time on Tuesday, May 4, 2010. The web cast may be accessed at www.navigantconsulting.com/investor_relations. A replay of the web cast will be available for approximately 90 days.
About Navigant Consulting
Navigant Consulting, Inc. (NYSE: NCI) is a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. “Navigant” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “Navigant” is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.
Except as set forth below, statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: the success and timing in executing the Company’s strategic business assessment; the success of the Company’s organizational changes and cost reduction actions; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included in the Company’s filings with the SEC under the “Risk Factors” section and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements after the date of this press release.

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NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the quarters ended March 31,
	2010	2009
Revenues:
Revenues before reimbursements	$153,870	$167,212
Reimbursements	19,680	15,150

Total revenues	173,550	182,362
Cost of Services:
Cost of services before reimbursable expenses	102,230	110,267
Reimbursable expenses	19,680	15,150

Total costs of services	121,910	125,417
General and administrative expenses	30,460	34,893
Depreciation expense	3,801	4,640
Amortization expense	2,796	3,620
Other operating costs:
Office consolidation	—	908

Operating income	14,583	12,884
Interest expense	3,478	3,968
Interest income	(313)	(296)
Other income, net	105	(321)

Income before income tax expense	11,313	9,533
Income tax expense	4,866	4,100

Net income	$6,447	$5,433

Basic net income per share	$0.13	$0.11
Shares used in computing income per basic share	48,691	47,443

Diluted net income per share	$0.13	$0.11
Shares used in computing income per diluted share	50,096	49,449

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
(In thousands, except DSO data)
(Unaudited)

	March 31,	December 31,
	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$361	$49,144
Accounts receivable, net	174,690	163,608
Prepaid expenses and other current assets	18,306	16,374
Deferred income tax assets	13,930	19,052

Total current assets	207,287	248,178
Non-current assets:
Property and equipment, net	41,592	42,975
Intangible assets, net	28,405	30,352
Goodwill	487,355	485,101
Other assets	13,378	13,639

Total assets	$778,017	$820,245

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,267	$8,203
Accrued liabilities	10,130	8,664
Accrued compensation-related costs	39,100	69,751
Term loan current	14,258	12,375
Other current liabilities	35,595	34,441

Total current liabilities	108,350	133,434
Non-current liabilities:
Deferred income taxes	38,016	37,096
Other non-current liabilities	25,069	23,923
Bank debt non-current	18,360	—
Term loan non-current	164,657	207,000

Total non-current liabilities	246,102	268,019

Total liabilities	354,452	401,453

Stockholders’ equity:
Common stock	60	60
Additional paid-in capital	560,278	559,368
Treasury stock	(218,700)	(218,798)
Retained earnings	97,633	91,186
Accumulated other comprehensive loss	(15,706)	(13,024)

Total stockholders’ equity	423,565	418,792

Total liabilities and stockholders’ equity	$778,017	$820,245

Selected Data

Days sales outstanding, net (DSO)	83	78

NAVIGANT CONSULTING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except per share data)
(Unaudited)

	For the quarters ended
	March 31,
	2010	2009

Cash flows from operating activities:
Net income	$6,447	$5,433
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisitions:
Depreciation expense	3,801	4,640
Depreciation expense- office consolidation	—	608
Amortization expense	2,796	3,620
Share-based compensation expense	975	2,506
Accretion of interest expense	205	278
Deferred income taxes	5,319	2,778
Allowance for doubtful accounts receivable	1,584	3,754
Changes in assets and liabilities:
Accounts receivable	(13,610)	(22,652)
Prepaid expenses and other assets	(1,250)	(2,270)
Accounts payable	1,155	2,155
Accrued liabilities	2,146	(334)
Accrued compensation-related costs	(30,416)	(31,842)
Income taxes payable	(609)	(1,821)
Other liabilities	500	(1,464)

Net cash used in operating activities	(20,957)	(34,611)

Cash flows from investing activities:
Purchases of property and equipment	(3,056)	(5,708)
Acquisitions of businesses, net of cash acquired	(4,000)	(1,875)
Payments of acquisition liabilities	—	(2,821)
Other, net	—	(40)

Net cash used in investing activities	(7,056)	(10,444)

Cash flows from financing activities:
Issuances of common stock	661	1,672
Payments of notes payable	—	(355)
Borrowings from banks, net of repayments	19,315	28,802
Payments of term loan	(40,460)	(562)
Other, net	(390)	(706)

Net cash (used in) provided by financing activities	(20,874)	28,851

Effect of exchange rate changes on cash	104	(187)

Net decrease in cash and cash equivalents	(48,783)	(16,391)
Cash and cash equivalents at beginning of the period	49,144	23,134

Cash and cash equivalents at end of the period	$361	$6,743

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
RECONCILIATION OF NON GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Non-GAAP Financial Information
This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to the Company’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. During 2009, the Company incurred significant severance expense as staffing levels were adjusted to market demand and Navigant executed its strategic refresh initiative involving the redeployment of certain resources. The Company also continues to be impacted by office consolidation expense due to its real estate initiatives including the impact of closing certain offices and changes in market conditions associated with expected sublease proceeds. Adjusted EBITDA and adjusted operating income excludes the impact of severance and office consolidation expense and adjusted earnings per share excludes the net income impact of severance and office consolidation expense in all periods presented. Severance and office consolidation expense are not considered to be non-recurring, infrequent or unusual to our business, however, management believes providing investors with this information gives additional insights into Navigant’s operating performance. While management believes that these non-GAAP financial measures are useful in evaluating Navigant’s operations, this information should be considered as supplemental in nature and not as a substitute for or superior to, any measure prepared in accordance with GAAP.
EBITDA, Adjusted EBITDA, Adjusted operating income
EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA provides useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. Adjusted EBITDA and adjusted operating income excludes the impact of severance and office consolidation expense as discussed above. This measure should be considered as supplemental in nature and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

	For the quarters ended March 31,
	2010	2009

EBITDA reconciliation:
Operating income	$14,583	$12,884
Depreciation	3,801	4,640
Accelerated depreciation — office consolidation	—	608
Amortization	2,796	3,620

EBITDA	$21,180	$21,752

Adjusted EBITDA and operating income to exclude office consolidation and severance expense reconciliation to operating income:
Operating income	$14,583	$12,884
Other operating costs — office consolidation	—	908
Severance expense	836	3,007

Adjusted operating income to exclude office consolidation and severance expense	$15,419	$16,799
Depreciation	3,801	4,640
Amortization	2,796	3,620

Adjusted EBITDA, excluding office consolidation and severance expense	$22,016	$25,059

Adjusted earnings per share (adjusted to exclude the net income impact from office consolidation and severance expense)
The Company discloses adjusted earnings per share to exclude the net income impact from severance and office consolidation expense as discussed above. Management believes the adjusted earnings per share information provides additional insights into Navigant’s ongoing operating performance. This measure should be considered as supplemental in nature and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

	For the quarters ended March 31,
	2010	2009

Office consolidation expense	$—	$908
Tax benefit (1)	—	(366)

Net income impact of office consolidation expense	$—	$542

Shares used in computing income per diluted share	50,096	49,449
Diluted income per share impact of office consolidation expense	$—	$0.01

Severance expense	$836	$3,007
Tax benefit (1)	(322)	(1,170)

Net income impact of severance expense	$514	$1,837

Shares used in computing income per diluted share	50,096	49,449
Diluted income per share impact of severance expense	$0.01	$0.04

Net income	$6,447	$5,433
Net income impact of office consolidation expense	—	542
Net income impact of severance expense	514	1,837

Adjusted net income, excluding the net income impact of office consolidation and severance expense	$6,961	$7,812

Shares used in computing income per diluted share	50,096	49,449
Adjusted earnings per share, excluding the net income impact of office consolidation and severance expense	$0.14	$0.16

(1)	Effective tax benefit has been determined based on specific tax jurisdiction.